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                                                                   EXHIBIT 10.81

                               SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (the "Agreement") is made as of May 8, 2002
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between INCARA PHARMACEUTICALS CORPORATION, a Delaware corporation (the
"Company"), and Mark E. Furth ("Employee").
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                                    Recitals
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A.   Employee is employed by the Company as an officer, and as such, the Company recognizes the valuable services performed by Employee for the Company and wishes to encourage his/her continued employment.

B. Employee desires to be assured that he/she will be entitled to a certain amount of compensation and benefits for some definite period of time upon the occurrence of certain events.

C. The parties desire to enter into this Agreement to provide the terms and conditions upon which the Company will pay severance benefits to Employee upon the occurrence of certain events.

                             Statement of Agreement
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     In consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   Definitions. Whenever used in this Agreement, the following terms shall
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     have the meanings respectively assigned to them in this Section 1:

     (a) "Cause" shall have the meaning as defined in the Employment Agreement
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     (as defined below), and in addition, shall include conviction of a felony and the violation of "insider trading laws", as determined by the Securities and Exchange Commission.

     (b) "Change in Control" means any of the following events or transactions:
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          (i)  A merger or consolidation of the Company with another corporation
               (A) where the stockholders of the Company immediately prior to the merger or consolidation do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to more than fifty percent (50%) of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such surviving corporation would be entitled in the election of directors, or (B) where the members of the Board of Directors of the Company immediately prior to the merger or consolidation do not, immediately after the merger or consolidation,

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               constitute a majority of the Board of Directors of the
               corporation issuing cash or securities in the merger or consolidation;

          (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

          (iii) The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

     (c)  "Employment Agreement" shall mean the Employment Agreement between the
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          Employee and the Company dated May 8, 2002 (or any subsequent employment agreement which supplements, supersedes or replaces such agreement).

     (d)  "Good Reason" shall mean any reduction, without Employee's consent, in
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          Employee's status, title, authority, duties, salary, benefits, eligibility for bonuses or location of employment that is more than thirty (30) miles from Employee's current location of employment.

     (e)  "Separation Event" shall mean the termination by the Company of
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          Employee's employment without Cause or termination by Employee for
          Good Reason, in either case within two and one-half years after the earliest date of a Change in Control of the Company (the "Termination
                                                                    -----------
          Period"). The death or disability of Employee shall not be a
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          Separation Event.

     Other terms used in this Agreement are defined in other provisions of this Agreement and shall have the respective meanings given such terms in those provisions.

2.   Employment. Employee shall, so long as he/she remains in the active
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     employment of the Company, devote such of his/her time and efforts as shall be necessary to the proper discharge of his/her duties and responsibilities as an officer of the Company.

3.   Severance Benefits.
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     (a)  In consideration of Employee remaining an employee of the Company, if there is a Separation Event, then Employee shall receive the following in lieu of any other severance benefits due to Employee pursuant to Company policies or the Employment Agreement, if any.

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          (i)  Accrued and unpaid salary less all applicable and customary withholding taxes and deductions;

          (ii) A bonus in the amount of the average annual bonus earned by Employee during the previous two years, prorated for the portion of the current year worked through the date of termination, less all applicable withholding taxes and deductions;

          (iii) A lump sum severance payment equal to two and one-half times the sum of his/her current annual base salary and average annual bonus during the previous two years, less all applicable withholding taxes and deductions; and

          (iv) Medical and insurance benefits paid by the Company or its successor-in-interest equal to those provided by the Company to Employee immediately prior to the date of the Separation Event for two and one-half years following the Separation Event.

     (b) The amounts in Subsections 3(a)(i), (ii) and (iii) shall be paid within thirty (30) days following the Separation Event.

     (c) In addition to the foregoing, all restricted stock and all stock options for the purchase of capital stock of the Company held by Employee shall vest in full immediately upon the occurrence of a Separation Event.

4.   Other Termination of Employment. If the Company or the Employee terminates
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     Employee's employment with the Company for any reason other than a
     Separation Event, then

          (i)  No benefits shall become due and payable under Section 3, above;

          (ii) This Agreement shall be considered terminated with respect to Employee; and

          (iii) Company policy and the Employment Agreement shall determine the severance benefits, if any, due to Employee or his/her descendents.

5.   Corporate Assets. No provision in this Agreement, or any action taken
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     pursuant to its provisions by either party, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Employee, his/her designated beneficiary, other beneficiaries of Employee, or any other person. The payments to Employee, his/her designated beneficiary, or any other beneficiary shall be made from assets which shall continue to be a part of the general assets of the Company. No person shall have, by virtue of the provisions of this Agreement, any interest in the Company's assets. To the extent that any person acquires a right to receive payments or benefits from the Company under this Agreement, the right shall be no greater than the right of any unsecured general creditor of the Company.

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6.   No Employment Contract. Nothing contained in this Agreement shall be
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     construed as a contract of employment for any term of years, nor as conferring upon Employee the right to continue as an employee of the Company in any capacity. It is understood by the parties that this Agreement relates exclusively to severance benefits payable after termination of Employee's employment with the Company during the Termination Period, and is not intended to be an employment contract.

7.   Employee's Capacity. Employee represents and warrants to the Company that
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     he/she has the capacity and right to enter into this Agreement without any restriction whatsoever by any other agreement, other document or otherwise.

8.   Complete Agreement. This document contains the entire agreement between the
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     parties regarding severance arrangements resulting from certain terminations of Employee's employment during the Termination Period and supersedes any prior discussions, negotiations, representations, or agreements between them relating to such severance arrangements for Employee. No additions or other changes to this Agreement shall be made or be binding on either party unless made in writing and signed by each party to this Agreement.

9.   Notices. All notices and other communications under this Agreement to any
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     party shall be in writing and shall be deemed given when delivered personally, via facsimile (which is confirmed) to that party at the telecopy number for that party set forth below, mailed by certified mail (return receipt requested) to that party at the address for that party set forth below (or at such other address for such party as such party shall have specified in notice to the other party), or delivered to Federal Express, UPS or any similar express delivery service for delivery to that party at that address:

          (a)  If to the Company:

               Incara Pharmaceuticals Corporation
               P.O. Box 14287
               79 T.W. Alexander Drive
               4401 Research Commons, Suite 200
               Research Triangle Park, NC  27709
               Attention: President
               Facsimile No.: (919) 544-1245

          (b)  If to the Employee:

               The Employee's current address in the Company's personnel files

10.  Governing Law. All questions concerning the validity, intention, or meaning
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     of this Agreement or relating to the rights or obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of North Carolina.

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11.  Severability. The intention of the parties to this Agreement is to comply
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     fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible or violative of any legal prohibition to construe any provision of this Agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, that shall in no way affect the validity of the other provisions of this Agreement which shall remain in full force and effect.

12.  Nonwaiver. No failure by any party to insist upon strict compliance with
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     any term of this Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this Agreement affect or constitute a waiver of, any party's right to demand strict compliance with all provisions of this Agreement.

13.  Captions. The captions of the various sections of this Agreement are not
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     part of the context of this Agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this Agreement.

14.  Successors. This Agreement shall be personal to Employee and no rights or
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     obligations of Employee under this Agreement may be assigned by him/her.
     Except as described in the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement as of the date and year first above written.

                                           INCARA PHARMACEUTICALS CORPORATION


                                           By: /s/ Clayton I. Duncan
                                               ---------------------------------
                                           Title:  Chairman and CEO


                                           EMPLOYEE:


                                           /s/ Mark E. Furth              (SEAL)
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                                           Mark E. Furth